UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Termination of a Material Definitive Agreement.

On July 29, 2011, Volcano Corporation (“Volcano”) unilaterally terminated an Agreement of Sale (the “Agreement”) with Billerica One Fortune Drive, LLC (the “Seller”) that was originally entered into on June 30, 2011. Under the Agreement, Volcano had agreed to purchase from the Seller certain real property located in Billerica, Massachusetts, including a building containing approximately 64,851 square feet located thereon (the “Property”), at a price of $7,490,000, of which Volcano previously had paid $250,000 as a deposit. Pursuant to the terms of the Agreement, a notice of termination was sent to the Seller on July 29, 2011, effectively cancelling Volcano’s intention to purchase the Property. Under the terms of the Agreement, the deposit will be refunded to Volcano by the Seller. Other than with respect to the Agreement and a lease agreement for the Property between the Seller and Axsun Technologies, Inc., a wholly owned subsidiary of Volcano, there is no material relationship between Volcano or any of its affiliates and the Seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ John T. Dahldorf
John T. Dahldorf Chief Financial Officer

Dated: August 3, 2011